UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                December 12, 2001
                                -----------------
                                (Date of Report)


                           BISHOP CAPITAL CORPORATION
                           --------------------------
             (Exact name of registrant as specified in its charter)


            Wyoming                   0-21867                    84-0901126
 ---------------------------        ------------             -------------------
(State or other jurisdiction        (Commission                 (IRS Employer
      of incorporation)             File Number)             Identification No.)



                 716 College View Drive, Riverton, Wyoming 82501
                 -----------------------------------------------
          (Address of principal executive offices, including zip code)




                                 (307) 856-3800
                                 --------------
              (Registrant's telephone number, including area code)


                                      N /A
                                      ----
          (Former name or former address, if changed since last report)

Item 5. Other Events.
---------------------

     Bishop Capital Corporation issued the following press release on December 10, 2001:

                                  NEWS RELEASE
                                  ------------


         BISHOP CAPITAL CORPORATION ANNOUNCES APARTMENT PROJECT FUNDING

     Riverton, Wyoming, December 10, 2001--BISHOP CAPITAL CORPORATION (Nasdaq:
BPCC) announced the funding of its BISHOP POWERS, LTD. apartment complex project in Colorado Springs, Colorado. BISHOP POWERS, LTD. is a majority owned subsidiary of BISHOP CAPITAL CORPORATION.

     CREEKSIDE APARTMENTS, a full facility, luxury apartment community designed to serve Colorado Springs' vibrant east side will break ground this week. Owned by a limited partnership of Bishop Powers, Ltd. and Griffis/Blessing, Creekside Apartments is located in eastern Colorado Springs at Powers Boulevard between Galley Road and Palmer Park Boulevard (1350 Cascade Creek View).

     The 328-unit development will begin leasing in September 2002 with rents ranging from $750 to $1250 per month. Creekside Apartments was designed by Larry Whittaker of Yergensen Obering & Whittaker PC and will be built by Classic General Contractors with completion scheduled for fall 2003. Northstar Mortgage and Prudential Huntoon Paige financed the $33 million endeavor through the Department of Housing and Urban Development.

     Creekside is unique in that it will be the first rental community to target the fast growing Powers corridor and will be the only rental community for several miles in each direction to have the convenience of fronting on Powers. With its spacious and functional one, two and three bedroom floor plans, the community promises to provide comfortable and convenient living to those near Peterson Air Force Base, the evolving Powers Corridor, and Colorado Springs' booming east side; a very strong submarket surrounded by growth and expansion. As home to today's modern renter, Creekside offers a media room, game room, exercise room, business center, conference room, pool and spa. Unit features include oval tubs, crown molding, full appliances, high-speed data ports, fireplaces and garages. Griffis/Blessing will lease and manage Creekside Apartments.

     In addition to its 80% limited partnership interest in Creekside Apartments, BISHOP POWERS, LTD. is also engaged in the development of two commercial properties on Powers Boulevard adjacent to Creekside Apartments. They are "The Crossing at Palmer Park" at Palmer Park Boulevard and Powers Boulevard and "Creekside Center at Galley" at Galley Road and Powers Boulevard.

     Griffis/Blessing is a real estate management, investment and development firm with offices in Colorado Springs, Pueblo and Denver. The company's total portfolio consists of over 7.5 million square feet of commercial and residential properties. Griffis/Blessing, Inc. is a past winner of the Pikes Peak Region

Better Business Bureau's Excellence in Customer Service Award and was named Owner-Operator of the Year by the Colorado Springs Apartment Association. Griffis/Blessing is a past recipient of the Colorado Springs Partners in Philanthropy's Outstanding Corporate Philanthropic Program award.

     BISHOP CAPITAL CORPORATION is primarily engaged in the development of real estate in Colorado and Wyoming. The company also has a natural gas royalty interest in the Madden Deep Unit located in Wyoming.

     Certain statements in this news release regarding future expectations may be regarded as "forward-looking statements" within the meaning of the U.S. Securities Litigation Reform Act. Investors and potential investors should recognize that such statements express expectations, which may or may not occur. Whether such expectations occur is subject to uncertainty caused, among other things, by factors that are beyond the control of Bishop's management or other unforeseeable influences unknown at this time. Investors are urged to be cautious in assessing the impact of such forward-looking statements.

================================================================================


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date:  December 12, 2001               BISHOP CAPITAL CORPORATION



                                       By /s/  Robert E. Thrailkill
                                          -------------------------------------
                                          Robert E. Thrailkill
                                          President and Chief Executive Officer